Exhibit 4.28

SUPPLEMENTARY AGREEMENT

This Supplementary Agreement is entered into on December 3, 2012, in Shanghai.

Party A: Shanghai Zhengtu Information Technology Co., Ltd.

Registered Place of Business: Building No.2, No.29, 396 Guilin Road, Shanghai, the People’s Republic of China

Telephone Number:

Fax Number:

Party B: Shanghai Giant Network Technology Co., Ltd.

Registered Place of Business: Building No.3, 700 Yishan Road, Xuhui District, Shanghai, the People’s Republic of China

Telephone Number: 021-33979999

Fax Number:

Party C: Hangzhou Snow Wolf Software Co., Ltd.

Registered Place of Business: Hua Xing Times Square, 478 Wensan Road, Hangzhou, the People’s Republic of China

Zip Code:

Telephone Number:

Fax Number:

WHEREAS,

1.	Party B and Party C entered into The Online Game License Agreement in August, 2009 (the “Original Agreement”), that grants Party C to exclusively distribute the XT Online game software. Under Article 5.4 of the Original Agreement, Party B and Party C agree that Party B shall pay an addition one million RMB to Party C within 10 Business Days of the formal beginning of Open Beta Test of the software. Provided that the peak concurrent users reaches 0.2 million, 0.3 million and 0.4 million for 30 consecutive days, Party B shall pay to Party C 1 million RMB, 1 million RMB and 2 million RMB respectively and agree to award these amount to the core team of Party A. Now the Original Agreement has already been executed and performed.

2.	Yu QIN, Ziqiao ZHOU, He LIU, Qi LIU and Yun ZHAO, the representatives of Party A and Party C, have entered into a Capital Contribution Agreement on May 18, 2009, in which they agreed that Party A shall increase 2 million capital to Party C. After completion of the capital increase, Party A shall have 51.07% of the equity interest of Party C. At the end of the Capital Contribution Agreement, the first clause under item “Miscellaneous” said that Party A shall award 1 million RMB to the core team of Party C. Under Clause 2 of item “Miscellaneous” in the Capital Contribution Agreement, Party A promised that if Party C encountered financial difficulties, it shall timely provide working capital to help Party C maintain normal operation.

3.	Party A has provided Party C with 1 million loan in February, 2010, according to Clause 2 under item “Miscellaneous” in the Capital Contribution Agreement. Party C acknowledged receipt of the loan.

NOW, after friendly negotiations, the Parties unanimously agree to the clauses as follows:

1.	Party A, Party B and Party C unanimously agree that, the 1million RMB award Party B giving to Party C, and the 1 million RMB loan Party A providing to Party C, are the bonus. Party A or Party B shall not double pay the amount to Party C. After the Original Agreement takes effect, the first clause under item “Miscellaneous” at the end of the Capital Contribution Agreement shall become invalid.

2.	Party A, Party B and Party C unanimously agree that the Party A shall assign to Party B its rights in the 1 million RMB loan. Party C should issue a legal invoice of 1million RMB to Party B. Party B shall no longer pay any bonus to Party C or its teams.

3.	If the Original Agreement or the Capital Contribution Agreement is inconsistent with this Supplementary Agreement, this Supplementary Agreement shall prevail. In all the rest that is not provided by this Supplementary Agreement, the Parties shall be governed by the Original Agreement and the Capital Contribution Agreement.

4.	This Supplementary Agreement is made in three counterparts and shall become effective after signed by all the parties.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties have executed this Agreement through their duly authorized representatives on the date first set forth above.

PARTY A: SHANGHAI ZHENGTU INFORMATION TECHNOLOGY CO., LTD. REPRESETATIVE:

DATE:

PARTY B: SHANGHAI GIANT NETWORK TECHNOLOGY CO., LTD. REPRESENTATIVE:

DATE:

PARTY C: HANGZHOU SNOW WOLF SOFTWARE CO., LTD. REPRESETATIVE: Yu QIN, Ziqiao ZHOU, Li LIU, Chun ZHOU

DATE: